Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@tivityhealth.com

TIVITY HEALTH REPORTS FOURTH-QUARTER 2016 DILUTED EPS OF $0.30 AND ADJUSTED DILUTED EPS OF $0.35
———————————
REVENUES INCREASE 10.1% TO $125 MILLION
———————————
ANNOUNCES FINANCIAL GUIDANCE FOR 2017

NASHVILLE, Tenn. (February 23, 2017) – Tivity Health, Inc. (NASDAQ: TVTY) today announced financial results for the fourth quarter and year ended December 31, 2016.

Fourth-Quarter 2016 Financial Highlights

•	Revenues were $124.9 million, up 10.1% from $113.5 million for the fourth quarter of 2015.

•
Net income from continuing operations was $12.1 million, an increase of 31.2% from $9.2 million for the fourth quarter of 2015. Adjusted net income from continuing operations increased 44.7%, to $14.0 million from $9.7 million for the fourth quarter of 2015, excluding pre-tax business separation costs and restructuring charges of $5.2 million and a $2.2 million positive adjustment to depreciation expense for the fourth quarter of 2016, and excluding pre-tax restructuring charges of $0.7 million for the fourth quarter of 2015. See pages 11-12 for a reconciliation of non-GAAP financial measures.

•
Net income from continuing operations per diluted share grew 20.0%, to $0.30 from $0.25 for the fourth quarter of 2015, and adjusted net income from continuing operations per diluted share grew 34.6%, to $0.35 from $0.26 for the fourth quarter of 2015.

•
Adjusted EBITDA was $29.1 million, or 23.3% of revenues, which excludes business separation and restructuring expenses, for the fourth quarter of 2016. See pages 11-12 for a reconciliation of non-GAAP financial measures.

•
Funded debt was reduced $40.1 million during the quarter, including the conversion of a $20.0 million convertible subordinated promissory note by CareFirst Holdings, LLC in exchange for 892,458 shares of Tivity Health common stock. Funded debt at year-end declined to $218.1 million and the ratio of total debt to trailing 12 months EBITDA, as calculated under the Company's credit facility, improved to 1.9.

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TVTY Reports Fourth-Quarter Results

February 23, 2017

TIVITY HEALTH, INC.
Financial Highlights
(Dollars in millions, except per-share data)
See pages 11-12 for a reconciliation of non-GAAP financial measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues	$124.9	$113.5	$501.0	$452.1
Per diluted share:
Net income from continuing operations, GAAP basis	$0.30	$0.25	$1.47	$1.18
Depreciation adjustment	(0.03)	-	(0.03)	-
Business separation expense	0.02	-	0.03	-
Restructuring charges	0.06	0.01	0.08	0.01
CEO separation expense	-	-	-	0.07
Adjusted net income from continuing operations, non-GAAP basis [1]	$0.35	$0.26	$1.55	$1.27
Weighted average diluted common shares outstanding (in thousands)	39,793	36,722	38,075	36,854

1 Figures may not add due to rounding.

"Tivity Health's fourth-quarter financial results represented further progress on our path to sustained top and bottom-line growth, enabling us to end 2016 with revenue greater than $500 million and an adjusted EBITDA margin, excluding restructuring and business separation costs, solidly above 20%," said Donato Tramuto, Tivity Health's Chief Executive Officer.

"During the fourth quarter, we made significant progress separating our infrastructure from the business that we divested at the end of July 2016 and restructuring our corporate support services. We expect to finalize this work in the first quarter of 2017.  We also continued our work on a variety of initiatives to implement our A-B-C strategy, the goals of which are to (A) add new members in our three existing networks - SilverSneakers®, Prime® Fitness and WholeHealth LivingTM; (B) build engagement among current members; and (C) collaborate with partners to add new products and services that will leverage the value of our brand. With relatively high visibility into our anticipated growth in 2017, we expect the work on our A-B-C strategy during 2017 will position us to drive further growth in 2018."

"For the fourth quarter, our adjusted EBITDA margin benefitted from lower costs of services, primarily resulting from a net reduction in visit costs, and initial savings from our restructuring," said Glenn Hargreaves, Tivity Health's Interim Chief Financial Officer. "In addition, having completed our asset separation analysis during the quarter, we adjusted the depreciation expense allocated between continuing and discontinued operations, which produced a positive impact of $0.03 to earnings per diluted share from continuing operations. Our strong free cash flow also allowed us to reduce our funded debt by $20.1 million in cash."

The Company continued the previously announced restructuring of its corporate support infrastructure in the fourth quarter, which is now estimated to cost approximately $6 million (previously $6 million to $7 million). The Company incurred $3.8 million of these costs in the fourth quarter and $4.9 million for fiscal 2016 and expects to incur the remainder in the first quarter of 2017. This reorganization is expected to

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TVTY Reports Fourth-Quarter Results

February 23, 2017
produce annualized cost savings of approximately $15 million to $16 million. Some of these savings were realized during the fourth quarter, with the full realization expected in 2017. Approximately half of those savings will be reinvested into business initiatives during 2017 intended to drive increased growth in 2018.

Also as previously announced, Tivity Health is incurring certain operating costs to separate itself from the business that it divested at the end of July 2016. These costs relate primarily to the separation of IT and physical infrastructure and corporate rebranding expenses and are now expected to total approximately $4 million (previously $4 million to $5 million). The Company incurred $1.5 million of these costs in the fourth quarter and $2.2 million for fiscal 2016 and now expects to complete the work and incur the remainder of the expenses in the first quarter of 2017.

2017 Financial Guidance

Tivity Health announced today its financial guidance for 2017, which includes:
•	revenues in a range of $540 million to $550 million;
•	adjusted EBITDA in a range of $116 million to $120 million; and
•	adjusted earnings per diluted share in a range of $1.44 to $1.52.

The guidance for adjusted EBITDA and adjusted earnings per diluted share reflects the exclusion of a total of approximately $3 million of restructuring and business separation expenses that are expected to be incurred in the first quarter of 2017. The Company's financial guidance for 2017 does not include any impact from the anticipated amendment or replacement of its credit agreement during 2017.

This guidance for 2017 includes:
•	depreciation and amortization expense of approximately $3 million;
•	interest expense of approximately $15 million, of which approximately $10 million is non-cash expense;
•	a federal income tax rate of approximately 39%;
•	weighted average diluted shares outstanding of approximately 40.7 million;
•	free cash flow of $90 million to $95 million; and
•	capital expenditures of $8 million to $10 million.

Summary

"Since the completion of its business divestiture in July 2016, Tivity Health's consistent financial performance supports our expectation that our focused and streamlined business model will continue producing predictable and profitable growth," continued Mr. Tramuto. "We have built a strong market position as a leading provider of fitness and health improvement programs targeted to those who are age 50 and older. With approximately 111 million Americans in our targeted population, and more than 300,000 turning 65 every month, we have an exciting, long-term opportunity to scale our business, both by adding new members, programs, products and networks and by increasing participation among our millions of current members. Our ability to achieve these goals is enhanced by our programs, including our flagship program, SilverSneakers, that are highly aligned with the interests of our customers in keeping their members healthy and socialized and with the interests of our fitness center partners in driving fitness center volumes. Through the combination of attractive demographics, strong program alignment, and our demonstrated capabilities as a unique, scaled market leader, we are confident of our long-term opportunity to produce profitable growth and to increase shareholder value."

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TVTY Reports Fourth-Quarter Results

February 23, 2017
Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.tivityhealth.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software. Presentation materials related to the conference call may also be accessed by going to www.tivityhealth.com and clicking Investors. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 5051862, and the replay will also be available on the Company's web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:
•	the Company's ability to estimate the costs associated with, and to implement and realize the anticipated benefits of, the sale and separation of its Total Population Health Services business;
•	the effectiveness of management's strategies and decisions, including the decision to sell the Total Population Health Services business and focus exclusively on the retained business;
•	the risks associated with recent changes in the Company's senior management team;
•	the Company's ability to sign and implement new contracts for its solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to anticipate change and respond to emerging trends for healthcare and the impact of the same on demand for the Company's services;
•	the impact of any impairment of the Company's goodwill, intangible assets or other long-term assets;
•	the Company's ability to develop new products;
•
the Company's ability to anticipate and respond to strategic changes, opportunities and emerging trends in the Company's industry and/or business and to accurately forecast the related impact on the Company's revenues and earnings;

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business and leadership;

•
the Company's ability and/or the ability of its customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company's programs in a manner and within the timeframe anticipated by the Company;

•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
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TVTY Reports Fourth-Quarter Results

February 23, 2017
•	the risks associated with changes in macroeconomic conditions;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or protected health information and lead to enforcement actions, fines and other litigation against the Company;

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed the Company's resources;
•	the Company's ability to service its debt and remain in compliance with its debt covenants;
•	the Company's ability to obtain adequate financing to provide the capital that may be necessary to support its operations;
•	the ability of the Company's customers to maintain the number of covered lives enrolled in the plans during the terms of its agreements;
•	counterparty risk associated with the Company's cash convertible notes hedges;
•
the risks associated with valuation of the cash convertible notes hedges and the cash conversion derivative, which may result in volatility to the Company's consolidated statements of comprehensive income (loss) if these transactions do not completely offset one another;

•	the impact of any new or proposed legislation, regulations and interpretations relating to Medicare or Medicare Advantage;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact on the Company's operations and/or demand for its services of future state and federal legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010;

•	current geopolitical turmoil, the continuing threat of domestic or international terrorism, and the potential emergence of a health pandemic or infectious disease outbreak; and
•
other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, and other filings with the Securities and Exchange Commission

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Tivity Health

Tivity Health, Inc. is a leading provider of fitness and health improvement programs, with strong capabilities in developing and managing network solutions. Through its existing three networks, SilverSneakers® - the nation's leading fitness program for older adults, Prime® Fitness and WholeHealth Living™, Tivity Health is focused on targeted population health for those 50 and over. With more than 13.5 million Americans eligible for SilverSneakers, over 10,000 fitness centers in the Prime Fitness Network, and more than 25 years of clinical and operational expertise in managing specialty health benefits and networks, including chiropractic services, physical therapy, occupational therapy, speech therapy, acupuncture, massage and complementary and alternative medicine (CAM) services, the Company touches millions of consumers across the country and works directly with hundreds of healthcare practitioners and many of the nation's largest payers and employers.  Learn more at www.tivityhealth.com.

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TVTY Reports Fourth-Quarter Results

February 23, 2017

TIVITY HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

ASSETS

	December 31, 2016	December 31, 2015
Current assets:
Cash and cash equivalents	$1,602	$233
Accounts receivable, net	50,424	50,608
Prepaid expenses	3,409	7,662
Other current assets	1,424	2,508
Income taxes receivable	426	257
Deferred tax asset	—	7,717
Current assets held for sale within discontinued operations	—	65,802
Total current assets	57,285	134,787

Property and equipment:
Leasehold improvements	10,144	27,674
Computer equipment and related software	23,024	33,496
Furniture and office equipment	8,670	13,512
Capital projects in process	2,079	1,089
	43,917	75,771
Less accumulated depreciation	(35,586)	(53,753)
	8,331	22,018

Other assets	6,688	509
Cash convertible notes hedges	48,361	12,632
Long-term deferred tax asset	59,562	—
Intangible assets, net	29,049	29,526
Goodwill, net	334,680	336,974
Long-term assets held for sale within discontinued operations	—	176,478

Total assets	$543,956	$712,924
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TVTY Reports Fourth-Quarter Results

February 23, 2017

TIVITY HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31, 2016	December 31, 2015
Current liabilities:
Accounts payable	$24,538	$21,184
Accrued salaries and benefits	19,351	7,240
Accrued liabilities	33,623	28,384
Other current liabilities	397	226
Current portion of long-term debt	46,046	23,308
Current portion of long-term liabilities	7,582	6,204
Current liabilities held for sale within discontinued operations	—	75,644
Total current liabilities	131,537	162,190

Long-term debt	164,297	208,289
Long-term deferred tax liability	—	23,617
Cash conversion derivative	48,361	12,632
Other long-term liabilities	10,463	25,606

Stockholders' equity:

Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock $.001 par value, 120,000,000 shares authorized, 38,933,580 and 36,079,446 shares outstanding	39	36
Additional paid-in capital	341,270	303,687
(Accumulated deficit) retained earnings	(119,327)	9,288
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(4,502)	(4,239)
Total stockholders' equity	189,298	280,590

Total liabilities and stockholders' equity	$543,956	$712,924
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TVTY Reports Fourth-Quarter Results

February 23, 2017

TIVITY HEALTH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands, except earnings (loss) per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenues	$124,933	$113,482	$500,998	$452,092
Cost of services (exclusive of depreciation and amortization of $(1,080), $1,036, $3,468, and $5,440, respectively, included below)	87,709	81,698	357,120	318,060
Selling, general & administrative expenses	9,553	9,034	39,478	35,546
Depreciation and amortization	(1,267)	1,274	4,085	6,869
Restructuring and related charges	3,763	702	4,933	702

Operating income	25,175	20,774	95,382	90,915
Interest expense	4,203	4,710	17,318	17,996

Income before income taxes	20,972	16,064	78,064	72,919
Income tax expense	8,847	6,825	21,973	29,285

Net income from continuing operations	12,125	9,239	56,091	43,634
Loss from discontinued operations, net of income tax benefit	(5,225)	(28,617)	(184,706)	(74,952)
Net income (loss)	6,900	(19,378)	(128,615)	(31,318)
Less: net income (loss) attributable to non-controlling interest	—	49	496	(371)
Net income (loss) attributable to Tivity Health, Inc.	$6,900	$(19,427)	$(129,111)	$(30,947)

Earnings (loss) per share attributable to Tivity Health, Inc. - basic:
Continuing operations	$0.31	$0.26	$1.52	$1.22
Discontinued operations	$(0.14)	$(0.79)	$(5.01)	$(2.08)
Net income (loss)	$0.18	$(0.54)	$(3.49)	$(0.86)

Earnings (loss) per share attributable to Tivity Health, Inc. - diluted:
Continuing operations	$0.30	$0.25	$1.47	$1.18
Discontinued operations	$(0.13)	$(0.78)	$(4.86)	$(2.02)
Net income (loss)	$0.17	$(0.53)	$(3.39)	$(0.84)

Comprehensive income (loss)	$5,533	$(19,015)	$(128,878)	$(33,509)

Weighted average common shares
and equivalents:
Basic	38,661	36,060	36,999	35,832
Diluted	39,793	36,722	38,075	36,854

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TVTY Reports Fourth-Quarter Results

February 23, 2017

TIVITY HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income from continuing operations	$56,091	$43,634
Net loss from discontinued operations	(184,706)	(74,952)
Adjustments to reconcile net income (loss) to net cash provided by operating activities, net of business acquisitions:
Depreciation and amortization	31,292	49,855
Amortization of deferred loan costs	2,209	2,520
Amortization of debt discount	7,564	7,148
Share-based employee compensation expense	17,538	10,469
Loss on sale of MeYou Health	5,325	—
Loss on sale of TPHS business	192,034	—
Gain on sale of Navvis business	—	(1,873)
Equity in (income) loss from joint ventures	(271)	20,229
Deferred income taxes	(75,942)	(5,916)
Decrease (increase) in accounts receivable, net	8,330	16,971
Decrease in other current assets	2,819	2,796
(Decrease) increase in accounts payable	(3,376)	5,248
(Decrease) increase in accrued salaries and benefits	(8,755)	(4,345)
(Decrease) increase in other current liabilities	(4,825)	(11,764)
Other	(7,425)	940
Net cash flows provided by operating activities	$37,902	$60,960

Cash flows from investing activities:
Acquisition of property and equipment	$(14,474)	$(34,730)
Investment in joint ventures	(1,298)	(5,881)
Proceeds from sale of MeYou Health	5,156	—
Proceeds from sale of Navvis	—	4,369
Payments related to sale of TPHS business	(27,469)	—
Other	(787)	(1,121)
Net cash flows used in investing activities	$(38,872)	$(37,363)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	515,666	572,981
Payments of long-term debt	(527,115)	(597,837)
Exercise of stock options	10,002	2,467
Repurchase of common stock	—	(1,833)
Deferred loan costs	(424)	(892)
Proceeds from non-controlling interest	—	1,615
Change in cash overdraft and other	2,834	1,648
Net cash flows provided by (used in) financing activities	$963	$(21,851)

Effect of exchange rate changes on cash	$(261)	$(1,641)

Less: net (decrease) increase in discontinued operations cash and cash equivalents	$(1,637)	$388

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TVTY Reports Fourth-Quarter Results

February 23, 2017
Net increase (decrease) in cash and cash equivalents	$1,369	$(283)

Cash and cash equivalents, beginning of period	233	516

Cash and cash equivalents, end of period	$1,602	$233

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TVTY Reports Fourth-Quarter Results

February 23, 2017

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
 (Unaudited)

Reconciliation of Adjusted Net Income from Continuing Operations, Non-GAAP Basis and
Adjusted Net Income from Continuing Operations Per Share, Non-GAAP Basis to
Net Income from Continuing Operations, GAAP Basis and
Net Income from Continuing Operations Per Share, GAAP Basis

	Three Months Ended December 31, 2016		Three Months Ended December 31, 2015		Year Ended December 31, 2016		Year Ended December 31, 2015
	$ in thousands	Per Share	$ in thousands	Per Share	$ in thousands	Per Share	$ in thousands	Per Share
Adjusted net income from continuing operations, non-GAAP basis (1)	$13,979	$0.35	$9,663	$0.26	$59,082	$1.55	$46,758	$1.27
Net income attributable to depreciation expense adjustment (2)	1,314	0.03	—	—	1,314	0.03	—	—
Net loss attributable to business separation expenses (3)	(893)	(0.02)	—	—	(1,323)	(0.03)	—	—
Net loss attributable to restructuring charges (4)	(2,275)	(0.06)	(424)	(0.01)	(2,982)	(0.08)	(424)	(0.01)
Net loss attributable to CEO separation expenses (5)	—	—	—	—	—	—	(2,700)	(0.07)
Net income from continuing operations, GAAP basis (6)	$12,125	$0.30	$9,239	0.25	$56,091	$1.47	$43,634	$1.18

(1) Adjusted net income from continuing operations and adjusted net income from continuing operations per share are non-GAAP financial measures.  The Company excludes net loss attributable to business separation expenses, restructuring charges, and CEO separation expenses from these measures because of their comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted net income from continuing operations and adjusted net income from continuing operations per share in isolation or as a substitute for net income from continuing operations or net income from continuing operations per share determined in accordance with accounting principles generally accepted in the United States.

(2) Net income attributable to depreciation expense adjustment consists of a pre-tax adjustment of $2,174,000 for the three and twelve months ended December 31, 2016 related to an adjustment in the depreciation expense allocated between continuing and discontinued operations based on having completed our asset separation analysis during the fourth quarter of 2016.  The tax rate applied to this expense was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(3) Net loss attributable to business separation costs consists of pre-tax charges of $1,477,000 and $2,189,000 for the three and twelve months ended December 31, 2016, respectively, related to the separation of the Network Solutions business from the disposed total population health business.  The tax rate applied to these costs was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(4) Net loss attributable to restructuring charges consists of pre-tax charges of $3,763,000 and $4,933,000 for the three and twelve months ended December 31, 2016, respectively, associated with the 2016 restructuring of corporate support infrastructure.  It includes pre-tax charges of $702,000 for the three and twelve months ended December 31, 2015 associated with a reorganization and cost rationalization plan.  The tax rate applied to these restructuring charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(5) Net loss attributable to CEO separation expenses consists of pre-tax charges of $4,467,000 for the year ended December 31, 2015 associated with the termination in May 2015 of our former President and Chief Executive Officer. The tax rate applied to these CEO separation expenses was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(6) Figures may not add due to rounding.

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TVTY Reports Fourth-Quarter Results

February 23, 2017

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
 (Unaudited)

Reconciliation of Adjusted EBITDA from Continuing Operations, Non-GAAP Basis to Net Income from Continuing Operations, GAAP Basis
 (In thousands)

	Three Months Ended December 31, 2016		Year Ended December 31, 2016
	$ in thousands	% of Revenue	$ in thousands	% of Revenue
Adjusted EBITDA from continuing operations, non-GAAP basis (7)	$29,148	23.3%	$106,589	21.3%
Business separation costs (8)	(1,477)		(2,189)
Restructuring charges (9)	(3,763)		(4,933)
EBITDA from continuing operations, non-GAAP basis (10)	23,908		99,467
Depreciation and amortization	1,267		(4,085)
Interest expense	(4,203)		(17,318)
Income tax expense	(8,847)		(21,973)
Net income from continuing operations, GAAP basis	$12,125		$56,091

(7) Adjusted EBITDA from continuing operations is a non-GAAP financial measure.  The Company excludes business separation costs and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Adjusted EBITDA from continuing operations in isolation or as a substitute for net income from continuing operations determined in accordance with accounting principles generally accepted in the United States.

(8) Business separation costs consists of pre-tax charges related to the separation of the Network Solutions business from the disposed total population health business.

(9) Restructuring charges consists of pre-tax charges associated with the 2016 restructuring of corporate support infrastructure.

(10) EBITDA from continuing operations is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA from continuing operations in isolation or as a substitute for net income from continuing operations determined in accordance with accounting principles generally accepted in the United States.

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